3
As filed with the Securities and Exchange Commission on October 18, 1996
                                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
             (exact name of registrant as specified in its charter)

          Delaware                      13-2632319
     (State of incorporation)           (IRS Employer Identification No.)

                         5 Sylvan Way
                    Parsippany, New Jersey            07054
          (Address of principal executive offices)     (Zip Code)

              Diagnostic/Retrieval Systems, Inc. 1996 Omnibus Plan
                            (Full title of the plan)
                                 Mark S. Newman
                              Chairman of the Board
                                President and CEO
                                  5 Sylvan Way
                              Parsippany, NJ  07054
                                 (201)898-1500
(Name, address and telephone number, including area code of agent for service)
                   Copies to:
                              Mark N. Kaplan, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000

                         CALCULATION OF REGISTRATION FEE

                                 Proposed       Proposed
Title of                         Maximum        Maximum
Securities          Amount       Offering       Aggregate      Amount of
to be               to be        Price          Offering       Registration
Registered          Registered   Per Share (1)(2)Price (2)     Fee (3)

Common Stock,
par value
$.01 per share      500,000 (4)  $9.875          $4,937,500    $1,496.21

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the American Stock Exchange on October 11, 1996.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-thirty-third of one percent of $4,937,500, the Proposed Maximum Offering Price per Share.

(4) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provision of the 1996 Omnibus Plan.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Diagnostic/Retrieval Systems, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (Commission File No. 1-8533);

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (Commission File No. 1-8533); and

     (3) The description of the common stock, par value $.01 per share, of the Company (the "Common Stock") set forth as Item 1 under caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on March 21, 1996, as amended by Amendment No. 1 thereto, dated March 27, 1996, filed on March 28, 1996 and declared effective by the Commission on April 1, 1996, including any amendment or report filed for the purpose of updated such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified to superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

     Not Applicable

Item 5.   Interests of Named Experts and Counsel

     Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022. Mark N. Kaplan, a member of Skadden, Arps, Slate, Meagher & Flom, is a director and stockholder of the Company.

     The consolidated financial statements and consolidated financial statement schedule of the Company as of March 31, 1996 and 1995, and for each of the years in the three-year period ended March 31, 1996, have been incorporated by reference in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware (the "GCL") permits indemnification of directors, officers and employees of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of litigation under certain conditions and subject to certain limitations. Article Nine of the Amended and Restated Certificate of Incorporation of the Company empowers the Company to indemnify its directors, officers, employees and agents to the extent and under the circumstances permitted by the GCL. The Company's 1996 Omnibus Plan specifically provides that to the fullest extent permitted by law, all members of the committee administering the 1996 Omnibus Plan will be indemnified against any liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of a claim approved by the Company), occasioned by such member's occupying or having occupied a position on such committee or otherwise in connection with the administration of the 1996 Omnibus Plan. In addition, the Company maintains liability insurance coverage applicable in certain situations where the Company cannot pursuant to the GCL directly indemnify such directors and officers.

Item 7.   Exemption From Registration Claimed

     Not Applicable

Item 8.   Exhibits

Exhibit No.         Description of Exhibit

     4.1 Amended and Restated Certificate of Incorporation of the Company, as filed in Delaware on April 1, 1996 is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 3.4).

     4.2 Form of Advance Notice By-Laws of the Company is hereby incorporated by reference (Quarterly Report on Form 10-Q, quarter ended December 31, 1995, File No. 1-8533, Exhibit 3).

     4.3 Amended and Restated By-Laws of the Company, as of April 1, 1996 is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 3.8).

     4.4 Indenture, dated as of September 22, 1995, between the Company and The Trust Company of New Jersey, as Trustee, in respect of the Company's 9% Senior Subordinated Convertible Debentures Due 2003 is hereby incorporated by reference (Registration Statement No. 33-64641, Amendment No. 1, Exhibit 4.1).

     4.5 Registration Rights Agreement, dated as of September 22, 1995 between the Company and Forum Capital Markets L.P. is hereby incorporated by reference (Registration Statement No. 33-64641, Amendment No. 1, Exhibit 4.3).

     4.6 Indenture, dated as of August 1, 1983, between the Company and Bankers Trust Company, as Trustee, is hereby incorporated by reference (Quarterly Report on Form 10-Q, quarter ended September 30, 1983, Exhibit 4.2 (Commission File No. 1-8533)).

     4.7 Indenture of Trust, dated December 1, 1991, among Suffolk County Industrial Development Agency, Manufacturers and Traders Trust Company, as Trustee and certain bondholders is hereby incorp-orated by reference (Form 10-K, fiscal year ended March 31, 1992, File No 1-8533, Exhibit 4.2).

     4.8 Registration Rights Agreement, dated as of March 27, 1996, by and between the Company and Palisade Capital Management L.L.C., acting as investment adviser to the accounts named therein is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 4.7).

     4.9 First Supplemental Indenture, dated as of April 1, 1996, to Indenture, dated as of September 22, 1995, between the Company and The Trust Company of New Jersey, as Trustee is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 4.8).

     4.10 First Supplemental Indenture, dated as of April 1, 1996, to Indenture, dated as of August 1, 1983, between the Company and Bankers Trust Company, as Trustee is hereby incorporated by reference (Registration Statement No. 33-04929, Exhibit 4.9).

     4.11 Form of certificate for the Company's Common Stock, par value $.01 per share (filed herewith).

     5.1       Opinion of Skadden, Arps, Slate, Meagher, & Flom.

     23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (filed herewith and included in Exhibit 5.1 hereto).

     23.2      Consent of KPMG Peat Marwick LLP, independent auditors.

     24 Powers of Attorney (included on page 7 of this registration statement).

     99.1      1996 Omnibus Plan.

     99.2 Form of stock option agreement relating to options granted under the 1996 Omnibus Plan.

Item 9.        Required Undertakings.

     The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on this 18th day of October, 1996.
                              DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
                                        (Registrant)

                              By:  /s/ Mark S. Newman
                                   Mark S. Newman
                                   Chief Executive Officer



     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Newman and Nancy R. Pitek, jointly and severally, their attorneys-in-fact, each with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Name                Title                    Date

     /s/ Mark S. Newman       Chairman of the Board,   October 18, 1996
     Mark S. Newman           Chief Executive Officer,
                              and Director

     /s/ Nancy R. Pitek       Vice President, Finance  October 18, 1996
     Nancy R. Pitek           Treasurer and Secretary
                              (Principal Financial Officer
                              and Principal Accounting Officer)

     /s/ Stuart F. Platt      Director                 October 18, 1996
     Stuart F. Platt

     /s/ Theodore Cohn        Director                 October 18, 1996
     Theodore Cohn

     /s/ Donald C. Fraser     Director                 October 18, 1996
     Donald C. Fraser

     /s/ Mark N. Kaplan       Director                 October 18, 1996
     Mark N. Kaplan

     /s/ Leonard Newman       Director                 October 18, 1996
     Leonard Newman

     /s/ Jack Rachleff        Director                 October 18, 1996
     Jack Rachleff






                                  EXHIBIT INDEX

Exhibit No.                   Description of Exhibit

     4.1 Amended and Restated Certificate of Incorporation of the Company, as filed in Delaware on April 1, 1996 is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 3.4).

     4.2 Form of Advance Notice By-Laws of the Company is hereby incorporated by reference (Quarterly Report on Form 10-Q, quarter ended December 31, 1995, File No. 1-8533, Exhibit 3).

     4.3 Amended and Restated By-Laws of the Company, as of April 1, 1996 is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 3.8).

     4.4 Indenture, dated as of September 22, 1995, between the Company and The Trust Company of New Jersey, as Trustee, in respect of the Company's 9% Senior Subordinated Convertible Debentures Due 2003 is hereby incorporated by reference (Registration Statement No. 33-64641, Amendment No. 1, Exhibit 4.1).

     4.5 Registration Rights Agreement, dated as of September 22, 1995 between the Company and Forum Capital Markets L.P. is hereby incorporated by reference (Registration Statement No. 33-64641, Amendment No. 1, Exhibit 4.3).

     4.6 Indenture, dated as of August 1, 1983, between the Company and Bankers Trust Company, as Trustee, is hereby incorporated by reference (Quarterly Report on Form 10-Q, quarter ended September 30, 1983, Exhibit 4.2 (Commission File No. 1-8533)).

    4.7 Indenture of Trust, dated December 1, 1991, among Suffolk County Industrial Development Agency, Manufacturers and Traders Trust Company, as Trustee and certain bondholders is hereby incorporated by reference (Form 10-K, fiscal year ended March 31, 1992, File No 1-8533, Exhibit 4.2).

     4.8 Registration Rights Agreement, dated as of March 27, 1996, by and between the Company and Palisade Capital Management L.L.C., acting as investment adviser to the accounts named therein is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 4.7)

     4.9 First Supplemental Indenture, dated as of April 1, 1996, to Indenture, dated as of September 22, 1995, between the Company and The Trust Company of New Jersey, as Trustee is hereby incorporated by reference (Registration Statement No. 33-64641, Post-Effective Amendment No. 1, Exhibit 4.8).

     4.10 First Supplemental Indenture, dated as of April 1, 1996, to Indenture, dated as of August 1, 1983, between the Company and Bankers Trust Company, as Trustee is hereby incorporated by reference (Registration Statement No. 33-04929, Exhibit 4.9).

     4.11 Form of certificate for the Company's Common Stock, par value $.01 per share (filed herewith).

     5.1       Opinion of Skadden, Arps, Slate, Meagher, & Flom.

     23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (filed herewith and included in Exhibit 5.1 hereto).

     23.2      Consent of KPMG Peat Marwick LLP, independent auditors.

     24 Powers of Attorney (included on page 7 of this registration statement).

     99.1      1996 Omnibus Plan.

     99.2 Form of stock option agreement relating to options granted under the 1996 Omnibus Plan.